EXHIBIT 5.1

              [LETTERHEAD OF RUBIN BAUM LEVIN CONSTANT & FREIDMAN]

                                                                  June 30, 1997



Symbollon Corporation
122 Boston Post Road
Sudbury, Massachusetts 01776

Ladies and Gentlemen:

          We have acted as counsel to Symbollon Corporation, a Delaware corporation (the "Company"), in connection with the preparation of its Registration Statement on Form S-8 under the Securities Act of 1993, as amended (the "Registration Statement"), to which this opinion is to be filed as an exhibit. The Registration Statement relates to the issuance of up to an aggregate of 100,000 shares (the "Option Plan Shares") of the Company's Class A Common Stock, par value $.001 per share (the "Common Stock"), pursuant to the Company's 1995 Non-Employee Directors' Stock Option Plan, as amended (the "Option Plan").

          We have examined such corporate records, documents, agreements and such matters of law as we have considered necessary or appropriate for purposes of this opinion. Based upon the foregoing, we are of the opinion that the Option Plan Shares, when issued upon exercise of and in accordance with the terms of stock options duly and validly granted pursuant to the terms and conditions of the Option Plan against payment therefor in accordance with the terms of the Option Plan, will be legally issued, fully paid and nonassessable.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under "Item
5. Interests of Named Experts and Counsel" therein. In giving this consent, we do not thereby admit that we are in the category of persons whose



RUBIN BAUM LEVIN CONSTANT & FRIEDMAN
- ------------------------------------

Symbollon Corporation
June 30, 1997
Page 2


consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.



                              Very truly yours,



                              RUBIN BAUM LEVIN CONSTANT & FRIEDMAN